                                                                     EXHIBIT 5.1


                    [LETTERHEAD OF HOLME ROBERTS & OWEN LLP]
                                 May 10, 2000



Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, CA 92130

         RE:      PEREGRINE SYSTEMS, INC. (the "Company")
                  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on May 10, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 163,995 shares of your common stock (the "Shares"), all of which are authorized and have been previously issued in connection with Company's conversion of the issued share capital of Barnhill Management Group, Inc.("Barnhill") into shares of the Company's Common Stock pursuant to the merger of Barnhill with a wholly-owned subsidiary of the company known as Barnhill Acquisition Corporation (the "Barnhill Acquisition"). The shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                    Very truly yours,

                                    /s/ HOLME ROBERTS & OWEN LLP